UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 2, 2008
Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

Seven Sylvan Way Parsippany, NJ (Address of Principal Executive Office)		07054 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (973) 753-6000
None
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 2, 2008, Wyndham Worldwide Corporation (the “Company”) announced that Steven A. Rudnitsky, Chief Executive Officer of the Company’s lodging business unit, is leaving the Company effective September 30, 2008. It is expected that, consistent with his employment agreement, Mr. Rudnitsky will receive cash severance of approximately $2.2 million and any of Mr. Rudnitsky’s long term incentive awards that would have otherwise vested within one year of the effective date of his separation will vest immediately upon separation and remain outstanding for two years following the effective date of separation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: September 2, 2008	By:	/s/ Scott G. McLester
Scott G. McLester
General Counsel